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                                                                       EXHIBIT 2

                           STOCK PURCHASE AGREEMENT
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          STOCK PURCHASE AGREEMENT, dated November 17, 1999, between Baxter
International Inc., a Delaware corporation ("Acquisition"), and BioChem Pharma Inc. (the "Seller").

          WHEREAS, the Seller owns 11,179,114 Common Shares (the "NAV Common Stock"), of North America Vaccine, Inc., a corporation organized under the laws of Canada ("NAV"); and

          WHEREAS, NAV, Acquisition and Neptune Acquisition Corp. have entered into a Share Exchange Agreement (the "Share Exchange Agreement"), dated the date hereof, providing for acquisition to acquire all the outstanding capital stock of NAV (the "Merger"); and

          WHEREAS, Seller wishes to sell to Acquisition 714,286 shares of NAV Common Stock, and Acquisition wishes to purchase such shares from the Seller on the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

          1.   Purchase and Sale of the Shares and the Options.
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               1.1. Purchase and Sale of the Shares and the Options. Subject to
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the terms and conditions of this Agreement, at the Closing provided for in
Section 1.2, the Seller will sell, and Acquisition will purchase, 714,286 shares of NAV Common Stock (the "Shares").

               1.2. Purchase Price. The purchase price for the Shares shall be
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U.S. $7.00 per share.

               1.3. Closing. The closing of the purchase and sale of the Shares
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(the "Closing") will take place at the offices of Brobeck, Phleger & Harrison
LLP, 1633 Broadway, New York, New York at 10:00 A.M. New York time on such date as shall be mutually agreed to by the parties hereto, but in any case on or prior to November 29, 1999. At the Closing, the Seller will deliver to Acquisition, against payment of the purchase price therefor as provided below, good and valid title to the Shares free and clear of any liens, charges, encumbrances, security interests, options or rights or claims of others with respect thereto, by (a) delivering to Acquisition certificates for the Shares, duly endorsed in blank or accompanied by the appropriate instruments of assignment duly executed in blank, and (b) having all requisite stock transfer stamps attached. At the Closing, Acquisition shall pay the aggregate purchase price for the Shares to be sold by the Seller by either delivery of a check in New York Clearing House funds payable to the order of such Seller, or by wire transfer of immediately available funds to an account designated by the Seller at least three business days prior to the Closing.

          2.   Representations of the Seller. The Seller hereby represents and
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warrants to Acquisition as follows:
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               2.1. Authority. The Seller has full power and authority to enter
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into this Agreement and to carry out the terms hereof. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against the Seller in accordance with its terms.

               2.2. Title to the Shares and Options. The Seller owns 11,179,114
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shares of NAV Common Stock, and at the time of Acquisition purchases the Shares,
Acquisition will acquire good and unencumbered title thereto, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or option.

               2.3. No Conflict, etc. The execution and delivery of this
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Agreement, the consummation of the transactions contemplated hereby and the performance by the Seller of this Agreement in accordance with its terms does not and will not violate, conflict with, result in the breach of any term or provision of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound or any statute, order, judgment, rule or regulation applicable to the Seller. The Seller is not subject to any contractual restrictions relating to the disposition of the Shares held by the Seller, and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Seller in connection with the execution and delivery of this Agreement by the Seller or the sale of such Shares as contemplated hereby.

          3.   Representations and Warranties of Acquisition. Acquisition
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represents and warrants to the Seller as follows:

               3.1. Corporate Organization and Standing of Acquisition.
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Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

               3.2. Authority for Agreement. Acquisition has the corporate power
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and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the other transactions contemplated hereby have been duly authorized by Acquisition's Board of Directors and this Agreement constitutes the valid and legally binding obligation of Acquisition enforceable in accordance with its terms.

               3.3. No Conflict, etc. The execution and delivery of this
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Agreement, the consummation of the transactions contemplated hereby and the performance by Acquisition of this Agreement in accordance with its terms will not violate, conflict with, result in the breach of any term or provision of, or constitute a default under, any agreement or instrument to which Acquisition is a party or by which Acquisition is bound or any statute, order, judgment, rule or regulation applicable to Acquisition. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition and the purchase of the Shares as contemplated hereby.

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               3.4. Acquisition of Shares. Acquisition is acquiring the Shares
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purchased hereunder or acquired pursuant hereto solely for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling the Shares in a public distribution in violation of the federal securities laws or any applicable state securities laws. Each certificate or instrument representing the Shares shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


               3.5. Evaluation of Investment. Acquisition is sophisticated in
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financial matters and is able to evaluate the risks and benefits of the purchase of the Shares. Acquisition has determined that the purchase of the Shares is suitable for Acquisition based upon its financial situation and needs, as well as its other securities holdings.

               3.6. Receipt of Information. Acquisition has had the opportunity
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to ask questions and receive answers concerning the terms and conditions of the sale of the Shares and has had full access to such other information concerning NAV and its subsidiaries and affiliates as it has requested in order to evaluate the merits and risks inherent in purchasing the Shares.

               3.7. Broker Fees. There are no claims for brokerage commissions,
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finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Acquisition. Acquisition shall pay, and hold Seller harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               3.8. Conditions to Obligations of Acquisition. The obligation of
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Acquisition to purchase the Shares is subject to the fulfillment, at or prior to the Closing, of the following conditions:

                    (a) NAV and Acquisition shall have entered into the Merger Agreement;

                    (b) The representations and warranties of the Seller shall have been true and correct in all material respects when made and as of the Closing.

          4.   Conditions to Obligations of the Seller. The obligation of the
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Seller to sell the Shares is subject to the fulfillment, at or prior to the
Closing of the following conditions:

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                    (a)  NAV and Acquisition shall have entered into the Merger
Agreement;

                    (b) The representatives and the warranties of Acquisition shall have been true and correct in all material respects when made and as of the Closing.

          5.   Miscellaneous.
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               5.1. Amendment; Governing Law. This Agreement may only be amended
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by a writing signed by each of the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

               5.2. Assignment. This Agreement may not be assigned by any party
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hereto without the written consent of the other parties hereto.

               5.3. Expenses. Each party hereto shall bear its own expenses in
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connection with the execution and delivery of this Agreement.

               5.4. Notices. All notices, waivers and other communications
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hereunder or with respect hereto shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them:

               (a)  If to Acquisition:

                    Baxter International Inc.
                    One Baxter Parkway
                    Deerfield, Illinois 60015
                    Attention: General Counsel

               with a copy to

                    Brobeck, Phleger & Harrison LLP
                    1633 Broadway
                    New York, NY 10019
                    Attention: Eric Simonson, Esq.

               (b)  If to Seller, at such address as Seller shall designate.

               Notices given in accordance with this Section 6.4 shall be deemed to have been given on the date delivered.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                  BAXTER INTERNATIONAL INC.

                                  By: /s/ Thomas Glanzmann
                                  Name:   Thomas Glanzmann
                                  Title:  Authorized Designee


                                  BIOCHEM PHARMA INC.

                                  By: /s/ Francesco Bellini
                                  Name:   Dr. Francesco Bellini
                                  Title:  Chief Executive Officer

                                  BIOCHEM PHARMA INC.

                                  By: /s/ Charles A. Tessier
                                  Name:   Charles A. Tessier
                                  Title:  V.P. Legal Affairs & General Counsel

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